PRESS RELEASE                               Source: Charys Holding Company, Inc.

Charys Holding Company Closes Acquisition of Cotton Companies
Monday December 11, 10:00 am ET


Integration with C&B Services Positions "Cotton" as One of the Largest Reconstruction-Restoration Companies in the World

ATLANTA--(BUSINESS WIRE)--Charys Holding Company, Inc. ("Charys") (OTC Bulletin
Board: CHYS - News) announced today the closing of its acquisition of Cotton
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Companies ("Cotton"). The acquisition of Cotton is immediately accretive to earnings.

In the cash and stock transaction, Charys today acquired a 40% ownership in Cotton and an option to acquire the remaining 60% within 90 days. Including prior consideration, Charys to date has paid $16 million and 1,955,532 restricted shares of Charys common stock. Charys may acquire the remaining 60% of Cotton for the sum of $32,168,000, on or before March 8, 2007. Based on pro forma financials as of April 30, 2006, Cotton revenue was $79.076 million with $19.363 million pre-tax income.

As previously announced, Charys will create C&B Holding Company, Inc. in order to assimilate Cotton with Charys' existing restoration and remediation subsidiary, Crochet and Borel Services, Inc. ("C&B"). Cotton will become the international brand name and operating entity. An Integration Plan has been developed that will immediately capture the strengths of each company, and enhance the total benefits provided to the combined customer base.

Cotton, with nine US locations, provides commercial and residential reconstruction and remediation services nationally and internationally. Home Depot (NYSE: HD - News), Marriott (NYSE: MAR - News), Starwood Hotels and
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Resorts (NYSE: HOT - News), The Palms Restaurant, Food Lion and Sports Authority
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are just a sampling of the high-end, blue chip customers serviced by Cotton.

C&B, one of the nations leading disaster remediation and service providers serves a blue-chip client base that includes Wal-Mart (NYSE: WMT - News),
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Chevron-Phillips Refinery, SunTrust (NYSE: STI - News), the US Department of
                                           ---   ----
Homeland Security, JC Penney (NYSE: JCP - News), the US Naval Hospital
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(Pensacola) and the Housing Authority of New Orleans, among others.

When combined with C&B, the "New Cotton" will provide a broad array of remediation and reconstruction services and will become one of the strongest such companies in preparedness for extraordinary events such as hurricanes and other natural disasters.

The portfolio of services is further enhanced by the capabilities of other Charys subsidiaries. For example, "New Cotton" can also provide customers advanced tower


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and infrastructure construction services. In addition, technology products and services will be available that will not only replace but also upgrade and improve the existing capabilities.

Cotton President and CEO, Pete Bell commented, "The 'marriage' of our two companies, who have been respectful competitors in the past, creates a predominant force in the crisis and disaster response industry. Whereas Cotton addresses day-to-day catastrophes, including fire and water damage, C&B focuses on high-end disasters, hurricanes and floods for example. The combination of our respective resources, experience, and clientele will expand our capabilities and pave the way for organic growth while simultaneously providing the highest levels of service and responsiveness to our customers."

Troy Crochet, President of C&B said, "Today is the start of a new, powerful enterprise that provides a complete service solution to the broad customer base of both Cotton and C&B. Our teams have been working very hard to design and plan for an integrated company that hits the ground running. I am proud of the efforts of our team, and excited to move forward with Pete Bell, Daryn Ebrecht and all of the Cotton and C&B associates. "

Billy V. Ray, Jr., Chairman and Chief Executive Officer of Charys stated, "We are delighted that this first stage of the acquisition of Cotton has been completed. Although the road to completion has taken longer than anticipated, the culmination of our combined efforts will result in the formation of a truly remarkable organization. I am confident that the New Cotton will become an industry benchmark, with the most responsive employees and process that place customers first, as they deliver those critical services most needed in emergency situations. Cotton complements our existing business plan with their impeccable reputation and history. Charys' 'one-stop' complete solution strategy implemented over our entire Integrated Infrastructure Services platform is uniquely customer centric which should continue to enhance our revenues and profits and increase our shareholder value."

Commenting on Charys' additional activities, Mr. Ray added, "This closing represents the next step in the strategic growth of Charys. We have aligned our acquisitions and financing activities and are following our plan. The next round is formally underway, as we continue moving aggressively to fully acquire the remainder of Cotton, as well as finalize the funding of the CTSI and MSAI companies."

Further details regarding this acquisition will be forthcoming in Charys' Current Report on Form 8-K with the Securities and Exchange Commission.

About Cotton Companies (www.cottoncompanies.com)
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Cotton Companies are a group of disaster recovery firms specializing in fire and water restoration services ranging from initial project assessment and planning, through catastrophe management reconstruction, restoration and environmental


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remediation. The company's strategy is to provide the highest quality service to meet our customers' expectations and anticipate tomorrow's opportunities through creative and innovative thinking in our approach to today's issues. Successful execution of this strategy has produced a broad portfolio of successful projects, extremely satisfied clients, and a most challenging set of standards for the industry. The company employs cutting edge technology, state of the art equipment, and the latest in management/personnel techniques to carry out its national and international operations.

About Charys Holding Company, Inc.

Headquartered in Atlanta, Georgia, Charys Holding Company, Inc. (OTC Bulletin
Board: CHYS.OB - News) is a publicly traded company focusing on the Integrated
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Infrastructure Services Market. This market segment is fundamentally focused on environmental remediation and on upgrading the underpinning, infrastructure, and back office operations of the telecommunication, cable, electric, and Internet industries serving consumers, businesses and government entities. Charys' principal strategy is to acquire, through mergers and acquisitions, companies that support this underserved segment. Charys subsidiaries include: Crochet & Borel Services, Inc., Aeon Technologies, CCI Telecom, Inc., Viasys Services, Inc., Personnel Resources of Georgia, Inc., Method IQ, Inc., Digital Communication Services, Inc., Ayin Holding Company, Inc., Complete Tower Sources, Inc., and Mitchell Site Acq. Inc.

For more information about Charys visit http://www.charys.com and
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http://www.corporateevolutions.com/chys.php
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NOTE: The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Some statements in this release, including statements regarding management's expectations for future financial results and access to capital markets, are forward-looking statements. Investors are cautioned that these forward-looking statements regarding Charys Holding Company, Inc. and its subsidiaries and its and their operations and financial results involve risks and uncertainties, including without limitation risks of accessing capital markets on terms acceptable to Charys, downturns in economic conditions generally and in the telecommunications and data communications markets; risks in product development and market acceptance of and demand for Charys products; risks of failing to attract and retain key managerial and technical personnel; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks related to intellectual property rights and litigation; risks in technology development and commercialization.


Contact:
Charys Holding Company, Inc.
Main Phone: 678-443-2300
Fax: 678-443-2320
irdept@charys.com
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or
Corporate Evolutions, Inc.
Investor Relations:
Fred Lande, 516-482-6565
Fax: 516-482-6099
info@corporateevolutions.com
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